Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Elizabeth Owen
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com
LEVI STRAUSS & CO. REPORTS STRONG FOURTH-QUARTER RESULTS
REPORTED NET REVENUES GREW 12%, ORGANIC1 NET REVENUES UP 8%
NET REVENUE GROWTH DRIVEN BY BOTH GLOBAL DTC AND WHOLESALE
GROSS MARGIN ROSE 350 BASIS POINTS TO 61.3%, WHICH DROVE SOLID OPERATING MARGIN EXPANSION
DILUTED EPS OF $0.46, AND ADJ DILUTED EPS UP 14% TO $0.50
PROVIDES FISCAL YEAR 2025 GUIDANCE
SAN FRANCISCO (January 29, 2025) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the fourth quarter and fiscal year ended December 1, 2024.
“We delivered a strong fourth quarter and holiday season, positioning us well as we enter 2025. Our sharpened focus on the core Levi’s® brand is working, with broad-based strength across women’s, men’s, DTC and wholesale,” said Michelle Gass, President and CEO of Levi Strauss & Co. “Our improved performance is a direct result of the work we have done to transform the company into a best-in-class omnichannel retailer. We have a strong plan for the year ahead supported by a robust product pipeline, the continuation of our marketing campaign with Beyoncé and continued retail expansion.”
“In Q4, the company delivered accelerating revenue growth, up 8% on an organic basis, significantly improved DTC profitability, strong cash flow generation and better-than-expected bottom-line results,” said Harmit Singh, Chief Financial and Growth Officer of Levi Strauss & Co. “The strong demand trends, improving execution and the organization’s focus on the Levi’s® brand gives me confidence in the guidance we are providing today which calls for higher organic revenue growth in 2025, in addition to continued strong margin expansion.”
Financial Highlights for the Fourth-Quarter
•Net Revenues of $1.8 billion increased 12% on a reported basis and 8% on an organic basis versus Q4 2023. 1Organic net revenues exclude the impacts of foreign exchange rates, divested businesses, acquisitions, and any 53rd week from the change in reported net revenues. Please see reconciliation of Organic Net Revenues in the Non-GAAP Financial Measures section below.
•In the Americas, net revenues increased 12% on a reported basis and 9% on an organic basis. Within the Americas, the U.S. grew 6% on an organic basis.
•In Europe, net revenues increased 15% on a reported basis and 6% on an organic basis, reflecting growth across a majority of markets.
•Asia net revenues increased 9% on a reported and organic basis reflecting growth across channels.
•Other Brands net revenues increased 10% on a reported basis and 5% on an organic basis. Dockers® increased 9% on a reported basis and 5% on an organic basis. Beyond Yoga® increased 10% on a reported basis and 4% on an organic basis.
•DTC (Direct-to-Consumer) net revenues increased 19% on a reported basis and 14% on an organic basis. DTC growth on an organic basis reflected an 11% increase in the U.S., a 17% increase in Europe and an 8% increase in Asia. Net revenues from e-commerce grew 19% on a reported and 14% on an organic basis. DTC comprised 45% of total organic net revenues in the fourth quarter.

•Wholesale net revenues increased 7% on a reported basis and 3% on an organic basis.

	Net Revenues				Operating Income (loss)
	Three Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Organic Net Revenues	Three Months Ended		Increase (Decrease) As Reported
($ millions)	December 1, 2024	November 26, 2023			December 1, 2024	November 26, 2023
Americas	$995	$888	12%	9%	$264	$212	25%
Europe	$434	$379	15%	6%	$80	$65	23%
Asia	$286	$262	9%	9%	$24	$31	(23)%
Other Brands	$124	$113	10%	5%	$(7)	$—	*
___________
* Not meaningful
•Operating margin was 11.5% compared to 9.2% in Q4 2023. Adjusted EBIT margin increased 120 basis points to 13.4% from 12.2% last year due to gross margin expansion.
◦Gross margin increased 350 basis points to 61.3%, a company record, from 57.8% in Q4 2023 primarily driven by lower product costs, including savings from Project Fuel initiatives, favorable channel mix, and higher full price sales.
◦Selling, general and administrative (SG&A) expenses were $901 million compared to $798 million in Q4 2023. Adjusted SG&A was up 17.4% to $880 million compared to $750 million last year. As a percentage of sales, adjusted SG&A was 47.8% compared to 45.6% last year. The increase in SG&A versus prior year is primarily attributable to an increased investment in A&P, higher distribution expenses as a result of our DC transitions, and higher compensation incentives given performance in Q4 offset by leverage on selling expenses.
◦Restructuring charges were $14 million related to Project Fuel.
•Interest and other expenses, net, which include foreign exchange losses, were $12 million in the aggregate compared to $15 million in Q4 2023.
•The effective income tax rate was 8.6%, compared to 7.2% in Q4 2023.
•Net income was $183 million compared to $127 million in Q4 2023. Adjusted net income was $202 million compared to $179 million in Q4 2023.
•Diluted earnings per share was $0.46 compared to $0.32 in Q4 2023. Adjusted diluted earnings per share was $0.50 compared to $0.44 in Q4 2023.

Fiscal-year 2024 results are included in the company’s Annual Report on Form 10-K for the year ended December 1, 2024.

Financial Highlights for the Full Year
•Reported net revenues of $6.4 billion were up 3% to FY 2023, and up 3% on an organic basis
•Gross margin was 60.0%; 310 basis points above FY 2023
•Operating margin was 4.2%; Adjusted EBIT margin was 10.2%, compared to 9.0% in FY 2023
•Net income was $211 million; Adjusted net income was $503 million, up from $441 million in FY 2023
•Diluted EPS was $0.52; Adjusted diluted EPS was $1.25, up from $1.10 in FY 2023
•Record Adjusted Free Cash Flow generation of $671 million
•The Company returned $289 million in capital to shareholders, up 45% to prior year

Highlights include:

	Three Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Organic Net Revenues	Year Ended		Increase (Decrease) As Reported	Increase (Decrease) Organic Net Revenues
($ millions)	December 1, 2024	November 26, 2023			December 1, 2024	November 26, 2023
Net revenues	$1,840	$1,642	12%	8%	$6,355	$6,179	3%	3%

	Three Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Constant Currency	Year Ended		Increase (Decrease) As Reported	Increase (Decrease) Constant Currency
($ millions, except per-share amounts)	December 1, 2024	November 26, 2023			December 1, 2024	November 26, 2023
Net income	$183	$127	44%	*	$211	$250	(16)%	*
Adjusted net income	$202	$179	13%	14%	$503	$441	14%	15%
Adjusted EBIT	$247	$200	23%	25%	$650	$555	17%	20%
Diluted earnings per share	$0.46	$0.32	14¢	*	$0.52	$0.62	(10)¢	*
Adjusted diluted earnings per share	$0.50	$0.44	6¢	6¢	$1.25	$1.10	15¢	17¢
___________
* Not provided

Additional information regarding Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share, Adjusted free cash flow as well as amounts presented on an organic net revenues basis and constant currency basis, all of which are non-GAAP financial measures, is provided at the end of this press release.
Balance Sheet Review as of December 1, 2024
•Cash and cash equivalents were $690 million, while total liquidity was approximately $1.5 billion.
•Total inventories decreased 4% on a dollar basis.
Shareholder Returns
In the fourth quarter, the company returned $51 million to shareholders in the form of dividends representing a dividend of $0.13 per share, up 8% from prior year, and share repurchases of approximately $30 million reflecting 1.6 million shares retired.
For the full year, the company returned $289 million to shareholders, a 45% increase over prior year, including:
•Dividends of $199 million, representing annual dividends of $0.50 per share, up 4% from prior year, and
•Share repurchases of $90 million reflecting 4.8 million shares retired.
As of December 1, 2024, the company had $590 million remaining under its current share repurchase authorization, which has no expiration date.
The company declared a dividend of $0.13 per share totaling approximately $51 million, payable in cash on February 28, 2025 to the holders of record of Class A common stock and Class B common stock at the close of business February 12, 2025.

Fiscal 2025 Guidance
The company is introducing organic net revenue guidance to better reflect the underlying growth of the company by excluding year-over-year non-comparable items. Fiscal 2025 organic net revenue guidance excludes the impacts from foreign exchange, divested businesses, acquisitions, and the lack of a 53rd week.
The following guidance is provided for the year ending November 30, 2025:
•Reported net revenues: (1%) to (2%)
•Organic net revenues growth: 3.5% to 4.5%
•Adjusted EBIT margin: expanding to 10.9% to 11.1%
•Tax rate: approximately 23%
•Adjusted diluted EPS: $1.20 to $1.25. This includes an approximate 20c headwind from FX and a higher tax rate.
This outlook also assumes no significant worsening of macro-economic pressures on the consumer, inflationary pressures, supply chain disruptions, potential tariffs or currency fluctuations. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, potential tariffs, and any future restructuring, restructuring-related, severance and other charges.
Investor Conference Call
To access the conference call, please pre-register on https://register.vevent.com/register/BI27b55a4c75c84f9a9326293304a3b163 and you will receive confirmation with dial-in details. A live webcast of the event can be accessed on https://edge.media-server.com/mmc/p/njps4rwo.

A replay of the webcast will be available on http://investors.levistrauss.com starting approximately two hours after the event and archived on the site for one quarter.
About Levi Strauss & Co.
Levi Strauss & Co. (LS&Co.) is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Levi Strauss Signature™, Denizen®, Dockers® and Beyond Yoga® brands. Its products are sold in approximately 120 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,400 retail stores and shop-in-shops. Levi Strauss & Co.'s reported 2024 net revenues were $6.4 billion. For more information, go to http://levistrauss.com, and for financial news and announcements go to http://investors.levistrauss.com.
Forward-Looking Statements
This press release and related conference call contains, in addition to historical information, forward-looking statements, including statements related to: progress against strategic priorities; the ongoing restructuring of our operations and our ability to achieve any anticipated cost savings associated with such restructuring; trajectory of direct-to-consumer business; macroeconomic conditions; impacts of foreign exchange; future financial results, including net revenues, adjusted EBIT margins, return on invested capital levels, adjusted SG&A, tax rate, and adjusted diluted EPS; capital expenditures; pricing initiatives; inventory growth; new store openings; investments in high growth initiatives; future dividend payments and share repurchases; and efforts to diversify product categories and distribution channels, and the related revenue projections. The company has based these forward-looking statements on its current reasonable assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “may,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “could” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which are beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for fiscal 2024, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Summary of Risk Factors” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), organic net revenues, Adjusted free cash flow, and return on invested capital to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), organic net revenues, Adjusted free cash flow, and return on invested capital and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES” below for reconciliation to the most comparable GAAP financial measures. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, and any future restructuring, restructuring-related, severance and other charges.
Organic Net Revenues and Constant-Currency
The company reports net revenues on an organic net revenues basis in order to facilitate period-to-period comparisons of our revenues which excludes the impact of fluctuating foreign currency exchange rates from the change in reported net revenues, net revenues derived from business acquisitions or divestitures impacting the previous 12 months of the reporting date and the estimated impact of any 53rd week. The company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates.
The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency translation fluctuations.
The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign currency exchange rates for the current period. Constant-currency results do not eliminate the transaction currency impact, which primarily includes the realized and unrealized gains and losses recognized from the measurement and remeasurement of purchases and sales of products in a currency other than the functional currency and of forward foreign exchange contracts.
The company believes disclosure of organic net revenues and Adjusted EBIT constant-currency, Adjusted EBIT Margin constant-currency and Adjusted Net Income constant-currency results are helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, organic net revenues and constant-currency results are non-GAAP financial measures and are not meant to be considered in isolation or as a substitute for comparable measures prepared in accordance with GAAP. Organic net revenues and constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Organic net revenues and constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Source: Levi Strauss & Co. Investor Relations
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 1, 2024	November 26, 2023

	(Dollars in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$690.0	$398.8
Trade receivables, net	710.0	752.7
Inventories	1,239.4	1,290.1
Other current assets	211.7	196.0
Total current assets	2,851.1	2,637.6
Property, plant and equipment, net	698.7	680.7
Goodwill	277.6	303.7
Other intangible assets, net	196.6	267.6
Deferred tax assets, net	798.5	729.5
Operating lease right-of-use assets, net	1,088.6	1,033.9
Other non-current assets	464.4	400.6
Total assets	$6,375.5	$6,053.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$663.4	$567.9
Accrued salaries, wages and employee benefits	234.2	214.9
Accrued sales returns and allowances	193.4	189.8
Short-term operating lease liabilities	253.3	245.5
Other accrued liabilities	666.2	569.4
Total current liabilities	2,010.5	1,787.5
Long-term debt	994.0	1,009.4
Postretirement medical benefits	30.8	33.6
Pension liabilities	112.8	111.1
Long-term employee related benefits	110.0	102.2
Long-term operating lease liabilities	960.5	913.1
Other long-term liabilities	186.4	50.3
Total liabilities	4,405.0	4,007.2

Commitments and contingencies

Stockholders’ Equity:
Common stock — $0.001 par value; 1,200,000,000 Class A shares authorized; 103,984,741 shares and 102,104,670 shares issued and outstanding as of December 1, 2024 and November 26, 2023, respectively; and 422,000,000 Class B shares authorized, 291,411,568 shares and 295,243,353 shares issued and outstanding, as of December 1, 2024 and November 26, 2023, respectively	0.4	0.4
Additional paid-in capital	732.6	686.7
Accumulated other comprehensive loss	(434.5)	(390.9)
Retained earnings	1,672.0	1,750.2
Total stockholders’ equity	1,970.5	2,046.4
Total liabilities and stockholders’ equity	$6,375.5	$6,053.6

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 1, 2024	November 26, 2023	December 1, 2024	November 26, 2023

	(Dollars in millions, except per share amounts)
Net revenues	$1,839.7	$1,642.3	$6,355.3	$6,179.0
Cost of goods sold	712.8	692.6	2,539.4	2,663.3
Gross profit	1,126.9	949.7	3,815.9	3,515.7
Selling, general and administrative expenses	900.7	797.5	3,246.2	3,051.9
Restructuring charges, net	14.0	1.0	188.7	20.3
Goodwill and other intangible asset impairment charges	—	—	116.9	90.2
Operating income	212.2	151.2	264.1	353.3
Interest expense	(11.4)	(10.5)	(41.8)	(45.9)
Other expense, net	(1.0)	(4.1)	(3.3)	(42.2)
Income before income taxes	199.8	136.6	219.0	265.2
Income tax expense	17.2	9.8	8.4	15.6
Net income	$182.6	$126.8	$210.6	$249.6
Earnings per common share:
Basic	$0.46	$0.32	$0.53	$0.63
Diluted	$0.46	$0.32	$0.52	$0.62
Weighted-average common shares outstanding:
Basic	397,118,902	398,058,884	398,233,739	397,208,535
Diluted	400,977,404	401,583,297	402,368,603	401,723,167

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 1, 2024	November 26, 2023

	(Dollars in millions)
Cash Flows from Operating Activities:
Net income	$210.6	$249.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	193.2	165.3
Goodwill and other intangible asset impairment	116.9	90.2
Property, plant, equipment and right-of-use asset impairment, and gain/loss on early lease terminations, net	22.3	66.4
Stock-based compensation	62.8	74.4
Benefit from deferred income taxes	(91.1)	(104.3)
Other, net	33.2	2.4
Net change in operating assets and liabilities	350.5	(108.5)
Net cash provided by operating activities	898.4	435.5
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(227.5)	(313.6)
Payments for business acquisition	(34.4)	(12.1)
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(17.4)	16.1
Proceeds from sale, maturity and collection of short-term investments	—	70.8
Other investing activities, net	(1.8)	(1.9)
Net cash used for investing activities	(281.1)	(240.7)
Cash Flows from Financing Activities:
Proceeds from senior revolving credit facility	—	200.0
Repayments of senior revolving credit facility	—	(200.0)
Repurchase of common stock	(90.1)	(8.1)
Tax withholdings on equity awards	(24.7)	(22.5)
Dividend to stockholders	(198.5)	(190.5)
Other financing activities, net	(6.0)	7.0
Net cash used for financing activities	(319.3)	(214.1)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(6.8)	(11.5)
Net increase (decrease) in cash and cash equivalents and restricted cash	291.2	(30.8)
Beginning cash and cash equivalents	398.8	429.6
Ending cash and cash equivalents	$690.0	$398.8

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$65.4	$59.6

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$38.2	$42.8
Cash paid for income taxes during the period, net of refunds	102.3	89.3
The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FOURTH QUARTER AND FISCAL YEAR 2024

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on January 29, 2025, discussing the company’s financial condition and results of operations as of and for the quarter and year ended December 1, 2024.
We define the following non-GAAP measures as follows:

Most comparable GAAP measure	Non-GAAP measure	Non-GAAP measure definition
Selling, general and administration (“SG&A”) expenses	Adjusted SG&A
SG&A expenses excluding acquisition and integration related charges, property, plant, and equipment, right-of-use asset impairment, and early lease terminations, net and restructuring related charges, severance and other, net.

SG&A margin	Adjusted SG&A margin	Adjusted SG&A as a percentage of net revenues
Net income	Adjusted EBIT
Net income excluding income tax expense, interest expense, other expense, net, acquisition and integration related charges, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net, goodwill and other intangible asset impairment charges, restructuring charges, net and restructuring related charges, severance and other, net.

Net income margin	Adjusted EBIT margin	Adjusted EBIT as a percentage of net revenues.
Net income	Adjusted net income
Net income excluding acquisition and integration related charges, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net, goodwill and other intangible asset impairment charges, restructuring charges, net, restructuring related charges, severance and other, net, and pension settlement loss, adjusted to give effect to the income tax impact of such adjustments.

Net income	Adjusted EBITDA	Adjusted EBIT excluding depreciation and amortization expense
Net income margin	Adjusted net income margin	Adjusted net income as a percentage of net revenues
Diluted earnings per share	Adjusted diluted earnings per share	Adjusted net income per weighted-average number of diluted common shares outstanding

Adjusted SG&A:

	Three Months Ended		Twelve Months Ended
	December 1, 2024	November 26, 2023	December 1, 2024	November 26, 2023

	(Dollars in millions)
Most comparable GAAP measure:
Selling, general and administrative expenses	$900.7	$797.5	$3,246.2	$3,051.9

Non-GAAP measure:
Selling, general and administrative expenses	900.7	797.5	3,246.2	3,051.9
Acquisition and integration related charges(1)	—	(1.3)	(4.0)	(5.0)
Property, plant, equipment, right-of-use asset impairment, and early lease terminations, net(2)	—	(38.7)	(11.1)	(63.4)
Restructuring related charges, severance and other, net(3)	(20.6)	(7.9)	(65.1)	(22.6)
Adjusted SG&A	$880.1	$749.6	$3,166.0	$2,960.9

SG&A margin	49.0%	48.6%	51.1%	49.4%
Adjusted SG&A margin	47.8%	45.6%	49.8%	47.9%
_____________
(1)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)For the three months ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $24.4 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects, $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance.
For the year ended December 1, 2024, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $11.1 million of impairments related to technology projects discontinued as a result of Project Fuel. For the year ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $49.3 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects, $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance, a $3.9 million gain on the early termination of store leases in Russia, and $3.7 million of impairment related to other discontinued projects.
(3)For the three months ended December 1, 2024, restructuring related charges, severance, and other, net primarily relates to consulting fees associated with our restructuring initiative of $20.0 million and transaction and deal related costs of $1.6 million. For the three months ended November 26, 2023, restructuring related charges, severance, and other, net primarily includes consulting costs associated with our restructuring initiative of $5.0 million.
For the year ended December 1, 2024, restructuring related charges, severance, and other, net primarily relates to consulting fees associated with our restructuring initiative of $54.3 million, legal settlements of $8.4 million, certain executive separation charges of $2.7 million, and transaction and deal related costs of $3.3 million, offset by a favorable sales-tax related settlement of $4.4 million. For the year ended November 26, 2023, restructuring related charges, severance and other, net primarily relates to certain executive severance and separation charges of $9.5 million, consulting costs associated with our restructuring initiative of $5.0 million, costs associated with the wind-down of the Russia business, including severance of $3.8 million.

Adjusted EBIT and Adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
	December 1, 2024	November 26, 2023	December 1, 2024	November 26, 2023

	(Dollars in millions)
Most comparable GAAP measure:
Net income	$182.6	$126.8	$210.6	$249.6

Non-GAAP measure:
Net income	182.6	126.8	210.6	249.6
Income tax expense	17.2	9.8	8.4	15.6
Interest expense	11.4	10.5	41.8	45.9
Other expense, net	1.0	4.1	3.3	42.2
Acquisition and integration related charges(1)	—	1.3	4.0	5.0
Property, plant, equipment, right-of-use asset impairment, and early lease terminations, net(2)	—	38.7	11.1	63.4
Goodwill and other intangible asset impairment charges(3)	—	—	116.9	90.2
Restructuring charges, net(4)	14.0	1.0	188.7	20.3
Restructuring related charges, severance and other, net(5)	20.6	7.9	65.1	22.6
Adjusted EBIT	$246.8	$200.1	$649.9	$554.8
Depreciation and amortization(6)	54.4	42.1	192.9	160.8
Adjusted EBITDA	$301.2	$242.2	$842.8	$715.6

Net income margin	9.9%	7.7%	3.3%	4.0%
Adjusted EBIT margin	13.4%	12.2%	10.2%	9.0%
____________
(1)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)For the three months ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $24.4 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects, $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance.
For the year ended December 1, 2024, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $11.1 million of impairments related to technology projects discontinued as a result of Project Fuel. For the year ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $49.3 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects, $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance, a $3.9 million gain on the early termination of store leases in Russia, and $3.7 million of impairment related to other discontinued projects.
(3)For the year ended December 1, 2024, goodwill and other intangible asset impairment charges includes impairment charges of $36.3 million related to Beyond Yoga® reporting unit goodwill, $66.0 million related to the Beyond Yoga® trademark, $9.1 million related to the Beyond Yoga® customer relationship intangible assets and a $5.5 million goodwill impairment charge related to our footwear business. For the year ended November 26, 2023, goodwill and other intangible asset impairment charges includes impairment charges of $75.4 million related to Beyond Yoga® reporting unit goodwill and $14.8 million related to the Beyond Yoga® trademark.
(4)For the three months ended December 1, 2024, restructuring charges, net includes $14.0 million related to Project Fuel consisting primarily of severance and other post-employment benefit charges, contract terminations and asset impairments.
For the year ended December 1, 2024, restructuring charges, net includes $188.7 million related to Project Fuel consisting primarily of severance and other post-employment benefit charges, contract terminations and asset impairments. For the year ended November 26, 2023, restructuring charges, net includes $20.3 million consisting primarily of severance and post-employment benefits related to a restructuring initiative that commenced in 2022.
(5)For the three months ended December 1, 2024, restructuring related charges, severance, and other, net primarily relates to consulting fees associated with our restructuring initiative of $20.0 million and transaction and deal related costs of $1.6 million. For the three months ended November 26, 2023, restructuring related charges, severance, and other, net primarily includes consulting costs associated with our restructuring initiative of $5.0 million.
For the year ended December 1, 2024, restructuring related charges, severance, and other, net primarily relates to consulting fees associated with our restructuring initiative of $54.3 million, legal settlements of $8.4 million, certain executive separation charges of $2.7 million, and transaction and deal related costs of $3.3 million, offset by a favorable sales-tax related settlement of $4.4 million. For the year ended November 26, 2023, restructuring related charges, severance and other, net primarily relates to certain executive severance and separation charges of $9.5 million, consulting costs associated with our restructuring initiative of $5.0 million, and costs associated with the wind-down of the Russia business, including severance of $3.8 million.
(6)Depreciation and amortization for both the three months ended December 1, 2024 and November 26, 2023 is net of $0.1 million of amortization included in restructuring related charges, severance and other, net.
(7)Depreciation and amortization for the years ended December 1, 2024 and November 26, 2023 is net of $0.3 million and $0.4 million, respectively, of amortization included in restructuring related charges, severance and other, net.

Adjusted Net Income:

	Three Months Ended		Twelve Months Ended
	December 1, 2024	November 26, 2023	December 1, 2024	November 26, 2023

	(Dollars in millions, except per share amounts)
Most comparable GAAP measure:
Net income	$182.6	$126.8	$210.6	$249.6

Non-GAAP measure:
Net income	182.6	126.8	210.6	249.6
Acquisition and integration related charges(1)	—	1.3	4.0	5.0
Property, plant, equipment, right-of-use asset impairment, and early lease terminations, net(2)	—	38.7	11.1	63.4
Goodwill and other intangible asset impairment charges(3)	—	—	116.9	90.2
Restructuring charges, net(4)	14.0	1.0	188.7	20.3
Restructuring related charges, severance and other, net(5)	20.7	7.9	61.1	22.6
Pension settlement loss(6)	—	—	—	19.0
Tax impact of adjustments(7)	(15.1)	2.9	(89.7)	(29.4)
Adjusted net income	$202.2	$178.6	$502.7	$440.7

Net income margin	9.9%	7.7%	3.3%	4.0%
Adjusted net income margin	11.0%	10.9%	7.9%	7.1%
_____________
(1)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)For the three months ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $24.4 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects, $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance.
For the year ended December 1, 2024, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $11.1 million of impairments related to technology projects discontinued as a result of Project Fuel. For the year ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $49.3 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects, $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance, $3.7 million of impairment charges related to other discontinued projects, net of a $3.9 million gain on the early termination of certain store leases in Russia.
(3)For the year ended December 1, 2024, goodwill and other intangible asset impairment charges includes impairment charges of $36.3 million related to Beyond Yoga® reporting unit goodwill, $66.0 million related to the Beyond Yoga® trademark, $9.1 million related to the Beyond Yoga® customer relationship intangible assets and a $5.5 million goodwill impairment charge related to our footwear business. For the year ended November 26, 2023, goodwill and other intangible asset impairment charges includes impairment charges of $75.4 million related to Beyond Yoga® reporting unit goodwill and $14.8 million related to the Beyond Yoga® trademark.
(4)For the three months ended December 1, 2024, restructuring charges, net includes $14.0 million related to Project Fuel consisting primarily of severance and other post-employment benefit charges, contract terminations and asset impairments.
For the year ended December 1, 2024, restructuring charges, net includes $188.7 million related to Project Fuel consisting primarily of severance and other post-employment benefit charges, contract terminations and asset impairments. For the year ended November 26, 2023, restructuring charges, net includes $20.3 million consisting primarily of severance and post-employment benefits related to a restructuring initiative that commenced in 2022.
(5)For the three months ended December 1, 2024, restructuring related charges, severance, and other, net primarily relates to consulting fees associated with our restructuring initiative of $20.0 million and transaction and deal related costs of $1.6 million. For the three months ended November 26, 2023, restructuring related charges, severance, and other, net primarily includes consulting costs associated with our restructuring initiative of $5.0 million.

For the year ended December 1, 2024, restructuring related charges, severance, and other, net primarily relates to consulting fees associated with our restructuring initiative of $54.3 million, legal settlements of $8.4 million, certain executive separation charges of $2.7 million, and transaction and deal related costs of $3.3 million, offset by a favorable sales-tax related settlement of $4.4 million, as well as an insurance recovery of $2.7 million and a government subsidy gain of $1.4 million both of which were recorded within Other (expense) income, net. For the year ended November 26, 2023, restructuring related charges, severance and other, net primarily relates to certain executive severance and separation charges of $9.5 million, consulting costs associated with our restructuring initiative of $5.0 million, and costs associated with the wind-down of the Russia business, including severance of $3.8 million.
(6)For the year ended November 26, 2023, the pension settlement relates to the Company purchasing nonparticipating annuity contracts in order to transfer certain retiree liabilities to an insurer, resulting in a one-time settlement charge of $19.0 million.
(7)Tax impact calculated using the annual effective tax rate, excluding the strategic intercompany sale of intellectual property during the fourth quarter of 2024. For the year ended December 1, 2024, the tax impact of the Beyond Yoga® impairment charges were calculated using the U.S. specific tax rate of 24%. Excluding the impacts of the Beyond Yoga® impairment charges and the strategic intercompany sale of intellectual property, the effective tax rate for year ended December 1, 2024 is approximately 24%. For the year ended November 26, 2023, the tax impact of the Beyond Yoga® impairment charges were calculated using the U.S. specific tax rate of 24%. Excluding the impact of the Beyond Yoga® impairment charges, the effective tax rate for year ended November 26, 2023 is approximately 10%.

Adjusted Diluted Earnings per Share:

	Three Months Ended		Twelve Months Ended
	December 1, 2024	November 26, 2023	December 1, 2024	November 26, 2023

	(Dollars in millions, except per share amounts)
Most comparable GAAP measure:
Diluted earnings per share	$0.46	$0.32	$0.52	$0.62

Non-GAAP measure:
Diluted earnings per share	$0.46	$0.32	$0.52	$0.62
Acquisition and integration related charges(1)	—	—	0.01	0.01
Property, plant, equipment, right-of-use asset impairment, and early lease terminations, net(2)	—	0.09	0.03	0.16
Goodwill and other intangible asset impairment charges(3)	—	—	0.29	0.22
Restructuring charges, net(4)	0.03	—	0.47	0.05
Restructuring related charges, severance and other, net(5)	0.05	0.02	0.15	0.06
Pension settlement losses(6)	—	—	—	0.05
Tax impact of adjustments(7)	(0.04)	0.01	(0.22)	(0.07)
Adjusted diluted earnings per share	$0.50	$0.44	$1.25	$1.10
_____________
(1)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)For the three months ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $24.4 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects, $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance.
For the year ended December 1, 2024, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $11.1 million of impairments related to technology projects discontinued as a result of Project Fuel. For the year ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $49.3 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects, $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance, a $3.9 million gain on the early termination of store leases in Russia, and $3.7 million of impairment related to other discontinued projects.
(3)For the year ended December 1, 2024, goodwill and other intangible asset impairment charges includes impairment charges of $36.3 million related to Beyond Yoga® reporting unit goodwill, $66.0 million related to the Beyond Yoga® trademark, $9.1 million related to the Beyond Yoga® customer relationship intangible assets and a $5.5 million goodwill impairment charge related to our footwear business. For the year ended November 26, 2023, goodwill and other intangible asset impairment charges includes impairment charges of $75.4 million related to Beyond Yoga® reporting unit goodwill and $14.8 million related to the Beyond Yoga® trademark.
(4)For the three months ended December 1, 2024, restructuring charges, net includes $14.0 million related to Project Fuel consisting primarily of severance and other post-employment benefit charges, contract terminations and asset impairments.

For the year ended December 1, 2024, restructuring charges, net includes $188.7 million related to Project Fuel consisting primarily of severance and other post-employment benefit charges, contract terminations and asset impairments. For the year ended November 26, 2023, restructuring charges, net includes $20.3 million consisting primarily of severance and post-employment benefits related to a restructuring initiative that commenced in 2022.
(5)For the three months ended December 1, 2024, restructuring related charges, severance, and other, net primarily relates to consulting fees associated with our restructuring initiative of $20.0 million and transaction and deal related costs of $1.6 million. For the three months ended November 26, 2023, restructuring related charges, severance, and other, net primarily includes consulting costs associated with our restructuring initiative of $5.0 million.
For the year ended December 1, 2024, restructuring related charges, severance, and other, net primarily relates to consulting fees associated with our restructuring initiative of $54.3 million, legal settlements of $8.4 million, certain executive separation charges of $2.7 million, and transaction and deal related costs of $3.3 million, offset by a favorable sales-tax related settlement of $4.4 million, as well as an insurance recovery of $2.7 million and a government subsidy gain of $1.4 million both of which were recorded within Other (expense) income, net. For the year ended November 26, 2023, restructuring related charges, severance and other, net primarily relates to certain executive severance and separation charges of $9.5 million, consulting costs associated with our restructuring initiative of $5.0 million, and costs associated with the wind-down of the Russia business, including severance of $3.8 million.
(6)For the year ended November 26, 2023, the pension settlement relates to the Company purchasing nonparticipating annuity contracts in order to transfer certain retiree liabilities to an insurer, resulting in a one-time settlement charge of $19.0 million.
(7)Tax impact calculated using the annual effective tax rate, excluding the strategic intercompany sale of intellectual property during the fourth quarter of 2024. For the year ended December 1, 2024, the tax impact of the Beyond Yoga® impairment charges were calculated using the U.S. specific tax rate of 24%. Excluding the impacts of the Beyond Yoga® impairment charges and the strategic intercompany sale of intellectual property, the effective tax rate for year ended December 1, 2024 is approximately 24%. For the year ended November 26, 2023, the tax impact of the Beyond Yoga® impairment charges were calculated using the U.S. specific tax rate of 24%. Excluding the impact of the Beyond Yoga® impairment charges, the effective tax rate for year ended November 26, 2023 is approximately 10%.

Adjusted Free Cash Flow:
We define Adjusted free cash flow, a non-GAAP financial measure, as net cash flow from operating activities less purchases of property, plant and equipment. We believe Adjusted free cash flow is an important liquidity measure of the cash that is available after capital expenditures for operational expenses and investment in our business. We believe Adjusted free cash flow is useful to investors because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth and return capital to stockholders.
The following table presents a reconciliation of net cash flow from operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted free cash flow for each of the periods presented.

	Three Months Ended		Twelve Months Ended
	December 1, 2024	November 26, 2023	December 1, 2024	November 26, 2023

	(Dollars in millions)
Most comparable GAAP measure:
Net cash provided by operating activities	$297.3	$258.9	$898.4	$435.5
Net cash used for investing activities	(88.9)	(79.8)	(281.1)	(240.7)
Net cash used for financing activities	(90.2)	(75.0)	(319.3)	(214.1)

Non-GAAP measure:
Net cash provided by operating activities	$297.3	$258.9	$898.4	$435.5
Purchases of property, plant and equipment	(65.7)	(63.2)	(227.5)	(313.6)
Adjusted free cash flow	$231.6	$195.7	$670.9	$121.9

Return on Invested Capital:
We define Return on invested capital (“ROIC”) as the trailing four quarters of Adjusted net income before interest and after taxes divided by the average trailing five quarters of total invested capital. We define total invested capital as total debt plus shareholders' equity less cash and short-term investments. We believe ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.
Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric Adjusted net income. Although ROIC is a standard financial metric, numerous methods exist for calculating a company's ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP.
The table below sets forth the calculation of ROIC for each of the periods presented.

	Trailing Four Quarters
	December 1, 2024	November 26, 2023

	(Dollars in millions)
Net income	$210.6	$249.6

Numerator
Adjusted net income(1)	$502.7	$440.7
Interest expense	41.8	45.9
Adjusted Income tax expense	98.1	45.0
Adjusted net income before interest and taxes	$642.6	$531.6
Income tax adjustment(2)	(104.9)	(49.3)
Adjusted net income before interest and after taxes	$537.7	$482.3
_____________
(1)Adjusted net income is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)Tax impact calculated using the adjusted annual effective tax rate, excluding discrete costs and benefits.

	Average Trailing Five Quarters
	December 1, 2024	November 26, 2023

	(Dollars in millions)
Denominator
Total debt	$2,198.2	$2,167.3
Shareholders' equity	1,964.0	1,959.4
Cash and Short-term investments	(564.8)	(397.4)
Total invested Capital	$3,597.4	$3,729.3

Net income to Total invested capital	5.9%	6.7%
Return on Invested Capital	14.9%	12.9%

Organic Net Revenues and Constant-Currency:
The table below sets forth the calculation of net revenues by segment on an organic net revenues basis for the three-month and twelve-month periods ended December 1, 2024.

	Three Months Ended			Twelve Months Ended
	December 1, 2024	November 26, 2023	% Increase (Decrease)	December 1, 2024	November 26, 2023	% Increase (Decrease)

	(Dollars in millions)
Total revenues
As reported	$1,839.7	$1,642.3	12.0%	$6,355.3	$6,179.0	2.9%
Impact of foreign currency exchange rates	—	(8.1)		—	(47.2)
Impact of 53rd week	(84.5)	—		(84.5)	—
Net revenues from Denizen divestiture	(5.5)	(17.8)		(33.2)	(86.2)
Net revenues from Footwear category divestiture	(14.5)	(8.3)		(63.2)	(61.3)
Organic net revenues	$1,735.2	$1,608.1	7.9%	$6,174.4	$5,984.3	3.2%
Americas
As reported	$995.4	$888.3	12.1%	$3,200.6	$3,086.9	3.7%
Impact of foreign currency exchange rates	—	(14.5)		—	(14.3)
Impact of 53rd week	(56.0)	—		(56.0)	—
Net revenues from Denizen divestiture	(5.5)	(17.8)		(33.2)	(86.2)
Organic net revenues - Americas	$933.9	$856.0	9.1%	$3,111.4	$2,986.4	4.2%
Europe
As reported	$434.1	$379.0	14.5%	$1,617.9	$1,579.5	2.4%
Impact of foreign currency exchange rates	—	7.4		—	8.4
Impact of 53rd week	(20.4)	—		(20.4)	—
Net revenues from Footwear category divestiture	(14.5)	(8.3)		(63.2)	(61.3)
Organic net revenues - Europe	$399.2	$378.1	5.6%	$1,534.3	$1,526.6	0.5%
Asia
As reported	$286.5	$262.0	9.4%	$1,082.4	$1,059.7	2.1%
Impact of foreign currency exchange rates	—	1.3		—	(37.0)
Organic net revenues - Asia	$286.5	$263.3	8.8%	$1,082.4	$1,022.7	5.8%
Other
As reported	$123.7	$113.0	9.5%	$454.4	$452.9	0.3%
Impact of foreign currency exchange rates	—	(2.3)		—	(4.3)
Impact of 53rd week	(8.0)	—		(8.0)	—
Organic net revenues - Other Brands	$115.7	$110.7	4.5%	$446.4	$448.6	(0.5)%
Dockers®
As reported	$89.8	$82.1	9.4%	$323.3	$336.9	(4.0)%
Impact of foreign currency exchange rates	—	(2.3)		—	(4.3)
Impact of 53rd week	(6.1)	—		(6.1)	—
Organic net revenues - Dockers®	$83.7	$79.8	4.9%	$317.2	$332.6	(4.6)%
Beyond Yoga®
As reported	$34.0	$30.9	10.0%	$131.1	$116.0	13.0%
Impact of 53rd week	(1.9)	—		(1.9)	—
Organic net revenues - Beyond Yoga®	$32.1	$30.9	3.9%	$129.2	$116.0	11.4%

The table below sets forth the calculation of net revenues by channel on an organic net revenues basis for the three-month and twelve-month periods ended December 1, 2024.

	Three Months Ended			Twelve Months Ended
	December 1, 2024	November 26, 2023	% Increase (Decrease)	December 1, 2024	November 26, 2023	% Increase (Decrease)

	(Dollars in millions)
Total net revenues
As reported	$1,839.7	$1,642.3	12.0%	$6,355.3	$6,179.0	2.9%
Impact of foreign currency exchange rates	—	(8.1)		—	(47.2)
Impact of 53rd week	(84.5)	—		(84.5)	—
Net revenues from Denizen divestiture	(5.5)	(17.8)		(33.2)	(86.2)
Net revenues from Footwear category divestiture	(14.5)	(8.3)		(63.2)	(61.3)
Organic net revenues	$1,735.2	$1,608.1	7.9%	$6,174.4	$5,984.3	3.2%
Wholesale
As reported	$1,011.8	$948.6	6.7%	$3,431.5	$3,550.9	(3.4)%
Impact of foreign currency exchange rates	—	(8.4)		—	(18.9)
Impact of 53rd week	(45.8)	—		(45.8)	—
Net revenues from Denizen divestiture	(5.5)	(17.8)		(33.2)	(86.2)
Net revenues from Footwear category divestiture	(14.5)	(8.3)		(63.2)	(61.3)
Organic net revenues - Wholesale	$946.0	$914.1	3.5%	$3,289.3	$3,384.5	(2.8)%
DTC
As reported	$827.9	$693.7	19.3%	$2,923.8	$2,628.1	11.3%
Impact of foreign currency exchange rates	—	0.3		—	(28.3)
Impact of 53rd week	(38.7)	—		(38.7)	—
Organic net revenues - DTC	$789.2	$694.0	13.7%	$2,885.1	$2,599.8	11.0%

The table below sets forth the calculation of net revenues by brand on an organic net revenues basis for the three-month and twelve-month periods ended December 1, 2024.

	Three Months Ended			Year Ended
	December 1, 2024	November 26, 2023	% Increase (Decrease)	December 1, 2024	November 26, 2023	% Increase (Decrease)

	(Dollars in millions)
Total Levi’s Brands net revenues
As reported	$1,716.1	$1,529.3	12.2%	$5,900.9	$5,726.1	3.1%
Impact of foreign currency exchange rates	—	(5.8)		—	(42.9)
Impact of 53rd week	(76.5)	—		(76.5)	—
Net revenues from Denizen divestiture	(5.5)	(17.8)		(33.2)	(86.2)
Net revenues from Footwear category divestiture	(14.5)	(8.3)		(63.2)	(61.3)
Organic net revenues	$1,619.6	$1,497.4	8.2%	$5,728.0	$5,535.7	3.5%

Levi’s®
As reported	$1,637.5	$1,451.5	12.8%	$5,641.8	$5,403.4	4.4%
Impact of foreign currency exchange rates	—	(5.8)		—	(42.9)
Impact of 53rd week	(76.5)	—		(76.5)	—
Net revenues from Footwear category divestiture	(14.5)	(8.3)		(63.2)	(61.3)
Organic net revenues - Levi’s®	$1,546.5	$1,437.4	7.6%	$5,502.1	$5,299.2	3.8%

Levi Strauss SignatureTM
As reported	$73.1	$60.0	21.8%	$225.9	$236.5	(4.5)%
Organic net revenues - Levi Strauss SignatureTM	$73.1	$60.0	21.8%	$225.9	$236.5	(4.5)%

Denizen®
As reported	$5.5	$17.8	(69.1)%	$33.2	$86.2	(61.5)%
Net revenues from Denizen divestiture	$(5.5)	$(17.8)		$(33.2)	$(86.2)
Organic net revenues - Denizen®	$—	$—	*	$—	$—	*
___________
* Not meaningful

Constant-Currency Adjusted EBIT and Constant-Currency Adjusted EBIT Margin:
The table below sets forth the calculation of Adjusted EBIT and Adjusted EBIT margin on a constant-currency basis for each of the periods presented.

	Three Months Ended			Twelve Months Ended
	December 1, 2024	November 26, 2023	% Increase	December 1, 2024	November 26, 2023	% Decrease

	(Dollars in millions)
Adjusted EBIT(1)	$246.8	$200.1	23.3%	$649.9	$554.8	17.1%
Impact of foreign currency exchange rates	—	(2.9)	*	—	(11.9)	*
Constant-currency Adjusted EBIT	$246.8	$197.2	25.2%	$649.9	$542.9	19.7%

Adjusted EBIT margin	13.4%	12.2%	9.8%	10.2%	9.0%	13.3%
Impact of foreign currency exchange rates	—%	(0.1)%	*	—%	(0.1)%	*
Constant-currency Adjusted EBIT margin(2)	13.4%	12.1%	10.7%	10.2%	8.9%	14.6%
_____________
(1)Adjusted EBIT is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.
(2)We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues.
* Not meaningful

Constant-Currency Adjusted Net Income and Adjusted Diluted Earnings per Share:
The table below sets forth the calculation of Adjusted net income and Adjusted diluted earnings per share on a constant-currency basis for each of the periods presented.

	Three Months Ended			Twelve Months Ended
	December 1, 2024	November 26, 2023	% Increase	December 1, 2024	November 26, 2023	% Decrease

	(Dollars in millions, except per share amounts)
Adjusted net income(1)	$202.2	$178.6	13.2%	$502.7	$440.7	14.1%
Impact of foreign currency exchange rates	—	(0.5)	*	—	(5.3)	*
Constant-currency Adjusted net income	$202.2	$178.1	13.5%	$502.7	$435.4	15.5%
Constant-currency Adjusted net income margin(2)	11.0%	10.9%		7.9%	7.1%

Adjusted diluted earnings per share	$0.50	$0.44	13.6%	$1.25	$1.10	13.6%
Impact of foreign currency exchange rates	—	—	*	—	(0.02)	*
Constant-currency adjusted diluted earnings per share	$0.50	$0.44	13.6%	$1.25	$1.08	15.7%
_____________
(1)Adjusted net income is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)We define constant-currency Adjusted net income margin as constant-currency Adjusted net income as a percentage of constant-currency net revenues.
* Not meaningful

Revenue Impact of Divestitures:
In order to provide visibility regarding the anticipated financial impact of the footwear and Denizen® divestitures, the Company has provided additional information within the supplemental table below, which includes net revenues reflected in the 2024 results from our footwear business and the Denizen® brand. We believe providing the following information is useful to investors to better understand the impact of the discontinuation to the Company's future business.

	Year Ended December 1, 2024
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full-Year

	(Dollars in millions)
Footwear(1)	$16.6	$11.7	$20.4	$14.5	$63.2
Denizen®(2)	14.5	10.0	3.2	5.5	33.2
_____________
(1)In the first quarter of 2024 the Company decided to discontinue its wholesale footwear business which operates within our Europe segment. The business will continue winding down operations through fiscal year 2025.
(2)In the first quarter of 2024 we announced the strategic decision to discontinue the Denizen® brand, which is sold through wholesale accounts in the United States within our Americas segment. The business will continue winding down operations through fiscal year 2025.

In addition, in the fourth quarter of 2024 we announced we are undertaking an evaluation of strategic alternatives to the global Dockers® business, including a potential sale or other strategic transactions. The supplemental table below includes Dockers® net revenues reflected in the 2024 results.

	Year Ended December 1, 2024
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full-Year

	(Dollars in millions)
Dockers®	$77.4	$82.4	$73.7	$89.8	$323.3